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                                 Exhibit 10.14


                               EXCHANGE AGREEMENT

                           DATED AS OF MARCH 20, 2001

                                      AMONG

                 SECURITY CAPITAL PREFERRED GROWTH INCORPORATED,

                            PRENTISS PROPERTIES TRUST

                                       AND

                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.
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                                TABLE OF CONTENTS
                                                                            PAGE

I.   EXCHANGE OF STOCK........................................................1
              1.1      Exchange of the Shares.................................1
              1.2      Closing................................................2

II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................3
              2.1      Organization, Good Standing and Qualification..........3
              2.2      Power, Authority and Enforceability....................3
              2.3      Capitalization; Registration Rights....................4
              2.4      Valid Issuance of Series D Preferred Shares............4
              2.5      Compliance with Other Instruments......................5
              2.6      No Registration Under the Securities Act; No
                       General Solicitation...................................5
              2.7      Financial Statements...................................5
              2.8      No Material Adverse Changes............................6
              2.9      Conformity to Exchange Act; No Misstatement
                       or Omission............................................6
              2.10     Litigation.............................................6
              2.11     Properties.............................................7
              2.12     Environmental Compliance...............................8
              2.13     Taxes..................................................9
              2.14     Insurance.............................................10
              2.15     Employees; ERISA......................................10
              2.16     REOC Status...........................................11
              2.17     Legal Compliance......................................11
              2.18     Governmental Consent..................................12
              2.19     Investment Company....................................12

III. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR..........................12
              3.1      Power, Authority and Enforceability...................12
              3.2      Compliance with Other Instruments.....................12
              3.3      Ownership Limitations.................................13
              3.4      Acquisition for Investment; Sophistication............13
              3.5      Title to Shares.......................................13

IV.  CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING.....................14
              4.1      Amendment to Limited Partnership Agreement............14
              4.2      Series D Preferred Articles Supplementary.............14
              4.3      Representations and Warranties........................14
              4.4      Performance...........................................14
              4.5      No Material Adverse Change............................14
              4.6      Opinion of Company Counsel............................14
              4.7      Registration Rights Agreement.........................15
              4.8      Tax Indemnification Agreement.........................15
              4.9      Officer's Certificate.................................15
              4.10     Payment of Modification Fee...........................15
              4.11     Proceedings...........................................15

                                      -ii-
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              4.12     Limited Waiver of Ownership Limitations...............15
              4.13     No Injunction.........................................16

V.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE  CLOSING.................16
              5.1      Representations and Warranties........................16
              5.2      Performance...........................................16
              5.3      No Injunction.........................................16
              5.4      Officer's Certificate.................................16

VI.  COVENANTS...............................................................17
              6.1      Notice of Certain Actions.............................17
              6.2      No Sale of Security...................................17
              6.3      No General Solicitation...............................17
              6.4      Filing of Exchange Act Reports........................17
              6.5      Consultation and Related Rights.......................17
              6.6      Maintenance of REIT Status............................19
              6.7      Change of Control.....................................20
              6.8      Waiver of Ownership Limitations.......................23
              6.9      No Public Disclosure..................................24
              6.10     Annual Certificate of Independent Public
                       Accountants or Company Counsel........................24
              6.11     Prohibition on Issuance of Series D Preferred
                       Shares................................................24
              6.12     Amendment to Limited Partnership Agreement............24
              6.13     Certificate of Company Security Ownership.............24
              6.14     Standstill............................................24
              6.15     Tender Offer..........................................26
              6.16     Compliance Certificate................................26
              6.17     Voting of Shares......................................27

VII. MISCELLANEOUS...........................................................27
              7.1      Survival of Warranties................................27
              7.2      Successors and Assigns................................27
              7.3      Governing Law.........................................28
              7.4      Counterparts..........................................28
              7.5      Titles and Subtitles..................................28
              7.6      Notices...............................................28
              7.7      Finder's Fees.........................................29
              7.8      Expenses..............................................30
              7.9      Amendments and Waivers................................30
              7.10     Severability..........................................30
              7.11     Entire Agreement......................................30

                                     -iii-
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                               EXCHANGE AGREEMENT

                  This EXCHANGE AGREEMENT (this "Agreement") is made as of the 20th day of March, 2001 by and among Prentiss Properties Trust, a Maryland real estate investment trust (the "Company"), Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (the "Operating Partnership"), and Security Capital Preferred Growth Incorporated, a Maryland corporation (the "Investor").

                               W I T N E S S E T H

                  WHEREAS, the Company has previously issued and sold to the Investor, and the Investor has previously purchased from the Company, 3,773,585 Series A Cumulative Convertible Preferred Shares of Beneficial Interest, $.01 par value per share (the "Series A Preferred Shares"); and

                  WHEREAS, the Company has authorized the issuance of 3,773,585 shares of a new class of preferred shares of beneficial interest, par value $.01 per share, designated as "Series D Cumulative Convertible Preferred Shares of Beneficial Interest" (the "Series D Preferred Shares"), the terms of which shall be as set forth in the Series D Articles Supplementary (the "SERIES D PREFERRED ARTICLES SUPPLEMENTARY") in substantially the form of EXHIBIT A hereto, in accordance with and subject to the terms and conditions set forth herein; and

                  WHEREAS, the Company desires to issue, and the Investor desires to acquire, the Series D Preferred Shares in exchange for the Series A Preferred Shares.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereby agree as follows:

I.       EXCHANGE OF STOCK.

         I.1        EXCHANGE OF THE SHARES.

                    (a) The Company shall adopt and file with the State Department of Assessments and Taxation of Maryland (the "SDAT") on or before the Closing (as defined below) the Series D Preferred Articles Supplementary.

                    (b) Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue to the Investor, and the Investor agrees to acquire from the Company, 3,773,585 Series D Preferred Shares in exchange for all of the issued and outstanding Series A Preferred Shares held by the Investor.

         I.2        CLOSING.

                    Upon the terms and subject to the satisfaction or waiver of all the conditions to closing set forth in this Agreement, the closing (the "Closing") of the exchange of the Series D Preferred Shares for the Series A Preferred Shares shall take place at the offices of Mayer, Brown

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& Platt, 190 South LaSalle Street, Chicago, Illinois or at such other location as may be agreed upon by the Company and the Investor. The Closing shall take place at 10:00 a.m., Chicago time, on March 21, 2001 or on such other date as the Company and the Investor shall agree.

         At the Closing, (a) the Company (i) shall issue and deliver to the Investor a certificate or certificates in definitive form, registered in the name of the Investor, evidencing the Series D Preferred Shares being acquired by the Investor at the Closing and (ii) shall pay an amount equal to all accrued and unpaid dividends, whether or not declared, to the date of Closing, on the Series A Preferred Shares in immediately available funds and shall pay the Modification Fee (as defined below) into escrow as described in the following paragraph and (b) the Investor shall deliver to the Company, certificates evidencing all of the Series A Preferred Shares held by the Investor, endorsed in blank or accompanied by duly executed stock powers in exchange for the certificates evidencing the Series D Preferred Shares.

         Notwithstanding anything to the contrary in this Agreement, the Modification Fee shall be placed into escrow and shall be paid over to Investor from time to time to the extent the Modification Fee does not exceed the Total Payment calculated at such time. As used in this Agreement, "TOTAL PAYMENT" shall be an amount equal to the lesser of (i) the Modification Fee and (ii) the sum of (A) the maximum amount that can be paid to Investor without causing Investor to fail to meet the requirements of Sections 856(c)(2) and (3) of the Internal Revenue Code (the "CODE") determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("QUALIFYING INCOME"), as determined by independent accountants to Investor, and (B) in the event Investor receives a letter from outside counsel (the "TOTAL PAYMENT TAX OPINION") indicating that Investor's receipt of the Modification Fee would either constitute Qualifying Income or would be excluded from gross income of Investor within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT REQUIREMENTS") or that the receipt by Investor of the remaining balance of the Modification Fee would not be deemed constructively received prior thereto, the Modification Fee less the amount paid under clause (A) above. Any unpaid amounts shall remain in escrow and the escrow agent shall not release any portion thereof to Investor unless and until the escrow agent receives either one of the following: (i) a letter from Investor's independent accountants indicating the maximum amount that can be paid at that time to Investor without causing Investor to fail to meet the REIT Requirements or (ii) a Total Payment Tax Opinion, and in either of such events the Company shall cause the escrow agent to release to Investor the lesser of the unpaid Modification Fee or the maximum amount stated in the letter referred to in (B) above. The escrow agent shall return to the Company any unpaid portion of the Total Payment on the date that is ten (10) years from the date of this Agreement. The funds in the escrow shall be invested in U.S. Treasury obligations. The Company shall have no liability to the Investor for any loss of the escrowed funds or for damages resulting from payments by the escrow agent to the Investor in excess of the REIT Requirements. The parties will enter into an escrow agreement substantially in the form attached hereto as EXHIBIT G as soon as reasonably practicable following the date of this Agreement.

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II.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                    Each of the Company and the Operating Partnership represents and warrants, as of the date of this Agreement and as of the date of the Closing, that:

         II.1       ORGANIZATION, GOOD STANDING AND QUALIFICATION.

                    (a) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland with full power and authority to own, lease and operate its properties and conduct its business as now being conducted, and has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, assets, business, affairs, properties, or financial or other condition of the Company, the Operating Partnership and the Subsidiaries (as defined below) taken as a whole.

                    (b) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act with partnership power and authority to own, lease and operate its properties and conduct its business as now being conducted and has been duly qualified to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

                    (c) The subsidiaries of the Company and the Operating Partnership set forth on SCHEDULE 2.1 (the "Subsidiaries") have each been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation and have full power and authority to own, lease and operate their properties and to conduct their businesses as now being conducted, and each Subsidiary has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be in good standing or to so qualify would not have a Material Adverse Effect. None of the Company's or the Operating Partnership's subsidiaries that are not included on
SCHEDULE 2.1 individually or in the aggregate constitute a "Significant Subsidiary" as defined in Rule 1-02 of Regulation S-X.

         II.2       POWER, AUTHORITY AND ENFORCEABILITY

                    (a) Each of the Company and the Operating Partnership has all requisite trust or partnership power and authority, and has taken all required trust or partnership action necessary, to execute, deliver, and perform its obligations under, this Agreement, the Registration Rights Agreement (as defined below) and the Tax Indemnification Agreement (as defined below) (collectively, the "Transaction Documents"). The Company has all requisite trust power and

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authority, and has taken all required trust action necessary, to issue the
Series D Preferred Shares and the Conversion Shares (as defined below).

                    (b) This Agreement has been, and at or prior to the Closing each of the other Transaction Documents will have been, duly executed and delivered by each of the Company and the Operating Partnership, as applicable, and each Transaction Document constitutes the legal, valid and binding obligation of each of the Company and the Operating Partnership, as applicable, enforceable against each of the Company and the Operating Partnership, as applicable, in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         II.3       CAPITALIZATION; REGISTRATION RIGHTS.

                    After giving effect to the Company's adoption of the Series D Preferred Articles Supplementary and the transactions contemplated by the Transaction Documents, the authorized shares of beneficial interest of the Company will consist of 20,000,000 preferred shares, par value $.01 per share, of which 1,900,000 will have been designated as "Series B Cumulative Redeemable Perpetual Preferred Shares," 1,000,000 will have been designated as "Series B Junior Participating Cumulative Preferred Shares," 2,000,000 will have been designated as "Series C Cumulative Redeemable Perpetual Preferred Shares" and 3,773,585 will have been designated as "Series D Cumulative Convertible Preferred Shares," and 100,000,000 common shares, $.01 par value per share. All of the issued and outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and are nonassessable. All of the issued and outstanding partnership interests of the Operating Partnership have been duly and validly authorized and issued. Except as set forth on SCHEDULE 2.3, there are no persons with registration rights or other similar rights with respect to any securities of the Company or the Operating Partnership.

         II.4       VALID ISSUANCE OF SERIES D PREFERRED SHARES.

                    The Series D Preferred Shares, when issued and delivered in accordance with the terms hereof in exchange for the Series A Preferred Shares, will be duly and validly issued and nonassessable. The common shares of Beneficial Interest of the Company issuable upon the conversion of the Series D Preferred Shares (the "Conversion Shares"), when issued upon such conversion in accordance with the Series D Preferred Articles Supplementary will be duly and validly issued, fully paid and nonassessable and, subject to the accuracy of the Investor's representations set forth in Article III, will be issued in compliance with all applicable federal and state securities laws.

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         II.5       COMPLIANCE WITH OTHER INSTRUMENTS.

                    The execution, delivery and performance of the Transaction Documents by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby and thereby do not (i) result in a violation of the Company's Declaration of Trust (the "Declaration"), the Company's Bylaws (the "Bylaws") or of the Operating Partnership's Second Amended and Restated Agreement of Limited Partnership, as amended (the "Limited Partnership Agreement"), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company, the Operating Partnership or any of the Subsidiaries or by which any property or asset of the Company, the Operating Partnership or any of the Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the Company's or the Operating Partnership's ability to perform its obligations under the Transaction Documents).

         II.6       NO REGISTRATION UNDER THE SECURITIES ACT; NO GENERAL
SOLICITATION.

                    Assuming the accuracy of the Investor's representations set forth in Article III, it is not necessary in connection with the offer and delivery of the Series D Preferred Shares and the Conversion Shares in the manner contemplated by this Agreement to register the Series D Preferred Shares or the Conversion Shares under the Securities Act of 1933, as amended (the "Securities Act").

         None of the Company, the Operating Partnership nor any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the offering of the Series D Preferred Shares in a manner that would require registration under the Securities Act of the Series D Preferred Shares or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Series D Preferred Shares (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         II.7       FINANCIAL STATEMENTS.

                    The financial statements and supporting schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000, filed with the Securities and Exchange Commission (the "Commission"), are complete and correct in all material respects and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates specified and the consolidated results of their operations

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for the periods specified, in each case, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto.

         II.8       NO MATERIAL ADVERSE CHANGES.

                    Since December 31, 1999, (i) there has been no change in the business, operations or financial condition, of the Company, the Operating Partnership or the Subsidiaries or in the earnings or the ability to continue to conduct business in the usual and ordinary course of the Company, the Operating Partnership and the Subsidiaries, whether or not arising in the ordinary course of business, which has had a Material Adverse Effect; and (ii) except for the transactions contemplated by the Transaction Documents or described in the Company's periodic reports (excluding exhibits thereto) filed with the Commission since December 31, 1999, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "Disclosure Documents") or as set forth on SCHEDULE 2.8, there has been no transaction entered into by the Company, the Operating Partnership or any of the Subsidiaries other than transactions in the ordinary course of business or transactions which would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) there have not been any changes in the Company's or the Operating Partnership's authorized capital (except as set forth in SECTION
2.3 of this Agreement) or any material increases in the debt of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise; and
(iv) there has been no actual or, to the knowledge of the Company or the Operating Partnership, threatened revocation of, or default under, any material contract to which the Company, the Operating Partnership or any of the Subsidiaries is a party, which could reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, "knowledge" of the Company, the Operating Partnership or any of their subsidiaries shall mean the actual knowledge of the Company's Chairman of the Board, President, Chief Financial Officer, Treasurer, Chief Accounting Officer or General Counsel.

         II.9       CONFORMITY TO EXCHANGE ACT; NO MISSTATEMENT OR OMISSION.

                    Each of the Disclosure Documents, as of the date it was filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the respective rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         II.10      LITIGATION.

                    Except as set forth in the Disclosure Documents, there is no action, suit or proceeding (whether or not purportedly on behalf of the Company, the Operating Partnership or any of their subsidiaries) before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company, the Operating Partnership or any of their subsidiaries which, either alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect or materially

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impair the Company's or the Operating Partnership's ability to perform its obligations under the Transaction Documents or the compliance by the Company with the terms, conditions and provisions of the Series D Preferred Shares or the Conversion Shares.

         II.11      PROPERTIES.

                    (a) None of the Company, the Operating Partnership or any of the Subsidiaries (collectively, the "Transaction Entities") nor the Properties (as defined below) taken as a whole has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Documents, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Disclosure Documents. For purposes of this Agreement, "Properties" means (i) all real property owned or leased directly or indirectly by the Company, the Operating Partnership or any Subsidiary or otherwise used in the operation or conduct of the Company's, the Operating Partnership's or any of their subsidiary's business, (ii) the land on which any such real property is located, (iii) all buildings, structures, and other improvements and fixtures located on or under such land and (iv) all easements, rights and other appurtenances to such land.

                    (b) (i) The Operating Partnership, directly or indirectly, has good and marketable title to each of the Properties and the other assets not located in Texas, and has good and indefeasible title to each of the Properties and the other assets located in Texas, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Disclosure Documents or those which are not material in amount or those which would not have a Material Adverse Effect; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any Transaction Entity which are required to be disclosed in the Disclosure Documents are disclosed therein; (iii) except as otherwise described in the Disclosure Documents, neither the Company or any of its subsidiaries nor any 10% or greater (in terms of square footage or base rent) tenant of any of the Properties is in default under (A) any space leases (as lessor or lessee, as the case may be) relating to the Properties, or (B) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, in each case which default would have a Material Adverse Effect, and no Transaction Entity knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements; (iv) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease except for such rights of first refusal that would not have a Material Adverse Effect; (v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not have a Material Adverse Effect; and (vi) no Transaction Entity has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties.

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                    (c) The mortgages and deeds of trust which encumber the
Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

                    (d) The Operating Partnership, directly or indirectly, has obtained title insurance on the fee or leasehold interests in each of the Properties, in an amount at least equal to the greater of (i) the mortgage indebtedness of each such Property or (ii) the purchase price of each such Property.

                    (e) Each Transaction Entity and its subsidiaries, and each Property carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of such Property and as is customary for companies engaged in similar businesses in similar industries.

                    (f) Neither the Company nor any of its subsidiaries (i) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject except for such defaults that would not have a Material Adverse Effect or (ii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of the Properties or any of its other properties or assets or to the conduct of its business except for such violations or failures that would not have a Material Adverse Effect.

         II.12      ENVIRONMENTAL COMPLIANCE.

                    (a) Except as disclosed in SCHEDULE 2.12 or in the Disclosure Documents, to the Company's knowledge, the Company, the Operating Partnership and each of their subsidiaries has complied and is in compliance with all Environmental Statutes (as defined below) except as such non-compliance would not have a Material Adverse Effect.

                    (b) Except as disclosed in SCHEDULE 2.12 or in the Disclosure Documents, none of the Company, the Operating Partnership or any of their subsidiaries intends to use any real property owned or occupied by any such party for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials.

                    (c) Except as disclosed in SCHEDULE 2.12 or in the Disclosure Documents, none of the Company, the Operating Partnership or any of their subsidiaries has any knowledge of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring,

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emptying or dumping of Hazardous Materials into waters on or adjacent to any real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters.

                    (d) Except as disclosed in SCHEDULE 2.12 or in the Disclosure Documents, none of the Company, the Operating Partnership or any of their subsidiaries has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local Environmental Statute pertaining to Hazardous Materials on or originating from any real property owned or occupied by the Company, the Operating Partnership or any of their subsidiaries arising out of the conduct of any such party, including without limitation pursuant to any Environmental Statute.

                    (e) Except as disclosed in SCHEDULE 2.12 or in the Disclosure Documents, to the knowledge of the Company, no land owned by the Company, the Operating Partnership or any of their subsidiaries is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been publicly identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

                    (f) As used herein, "Hazardous Material" shall include without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss.ss.9601 ET SEQ. ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C.ss.ss.1801 ET SEQ., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.ss.9601 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss.ss.11001 ET SEQ., the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136 ET SEQ., the Clean Air Act, 42 U.S.C.ss.ss.7401 ET SEQ., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C.ss.ss.1251 ET SEQ., the Safe Drinking Water Act, 42 U.S.C.ss.ss.300F to 300j-11, and the Occupational Safety and Health Act, 29 U.S.C.ss.ss.651 ET SEQ., as any of the above statutes may be amended from time to time, and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Company's periodic reports filed pursuant to the Exchange Act (a "Governmental Authority").

         II.13      TAXES.

                    (a) The Company, the Operating Partnership and the Subsidiaries have filed or caused to be filed all federal, state, local, foreign and other tax returns, reports, information returns and statements (except for returns, reports, information returns and statements the failure to file which will not result in any Material Adverse Effect) required to be filed by them. The Company, the Operating Partnership and the Subsidiaries have paid or caused to be paid all taxes (including interest and penalties) that are shown as due and payable on such returns or claimed by any taxing authority to be due and payable with respect to such returns, except those which are being contested by them in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on their books in accordance with generally accepted accounting principles consistently applied. The Company, the Operating Partnership and the Subsidiaries do not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by them in accordance with generally accepted accounting principles consistently applied. Federal and state income tax returns for the Company, the Operating Partnership and the Subsidiaries have not been audited by the Internal Revenue Service or state authorities. No deficiency, assessment with respect to or proposed adjustment of the Company's, the Operating Partnership's or any of the Subsidiaries' federal, state, local, foreign or other tax returns is pending or, to the best of the Company's, the Operating Partnership's or any of the Subsidiaries' knowledge, threatened except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, local or other tax authority, outstanding against the assets, properties or business of the Company, the Operating Partnership or any of the Subsidiaries except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. There are no applicable taxes, fees or other governmental charges payable by the Company, the Operating Partnership or any of the Subsidiaries in connection with the execution and delivery of the Transaction Documents or the issuance by the Company of the Series D Preferred Shares or the Conversion Shares.

                    (b) The Company has qualified, and will elect, to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for all taxable years ending on or after December 31, 1996, and the Company expects under present law to so qualify in the future.

                    (c) The Operating Partnership is not a publicly traded partnership that is taxed as a corporation under Section 7704 of the Code.

         II.14      INSURANCE.

                    The Company, the Operating Partnership and each of their subsidiaries carries or is entitled to the benefits of insurance in such amounts and covering such risks as is reasonably sufficient under the circumstances or is customary in the industry and all such insurance is in full force and effect.

         II.15      EMPLOYEES; ERISA.

                    The Company and the Operating Partnership have good relationships with their employees, taken as a whole, and have not had any substantial labor problems. Except as previously disclosed to the Investor in writing or set forth on SCHEDULE 2.15, neither the Company nor the

Operating Partnership has any knowledge as to any intentions of any employee of the Company, the Operating Partnership, any Subsidiary or Prentiss Properties Limited, Inc. or Prentiss Properties Limited II, Inc. who holds the title of vice president or a title senior to vice president, including without limitation, chairman of the board, chief executive officer, executive vice president, senior vice president, chief financial officer, chief accounting officer, chief legal officer, general counsel, manager of operations, managing director or regional director, or any significant group of employees to leave the employ of the Company, the Operating Partnership, any Subsidiary or Prentiss Properties Limited, Inc. and Prentiss Properties Limited II, Inc. Other than as disclosed in the Disclosure Documents, neither the Company nor the Operating Partnership has established, sponsored, maintained, made any contributions to or been obligated by law to establish, maintain, sponsor or make any contributions to any "employee pension benefit plan" or "employee welfare benefit plan" (as such terms are defined in ERISA), including, without limitation, any "multi-employer plan." Each of the Company and the Operating Partnership is in compliance with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA, except where the failure to so comply would not have a Material Adverse Effect.

         II.16      REOC STATUS.

                    The Operating Partnership is, at all times since its creation has been, and will continue to be a real estate operating company ("REOC") (as such term is defined in 29 CFR 2510.3-101(e)).

         II.17      LEGAL COMPLIANCE.

                    (a) Each of the Company, the Operating Partnership and each of their subsidiaries is in compliance with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, except to the extent that failure to comply would not have a Material Adverse Effect. The Company, the Operating Partnership and each of their subsidiaries have all necessary permits, licenses and other authorizations required to conduct their businesses as currently conducted, and as proposed to be conducted, except where the failure to have such permits, licenses or other authorizations would not have a Material Adverse Effect.

                    (b) Except as disclosed in the Disclosure Documents, there are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company, the Operating Partnership or any of their subsidiaries which could reasonably be expected to result in a Material Adverse Effect.

         II.18      GOVERNMENTAL CONSENT.

                    Other than such consents, approvals, authorizations, declarations or filings as have already been obtained or made or which will be made at or prior to the date of the Closing, no consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company is required for the valid execution and delivery of the Transaction Documents or performance hereunder or thereunder or the valid offer, issue and delivery of the Series D Preferred Shares or the Conversion Shares pursuant to this Agreement, except for filings with the Commission and any state securities commission that the Company will be required to make pursuant to the Registration Rights Agreement.

         II.19      INVESTMENT COMPANY.

                    The Company is not an "investment company", as defined in the Investment Company Act of 1940, as amended, nor is the Company controlled by an "investment company."

III0     REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

                    The Investor represents and warrants, as of the date of this Agreement and as of the date of the Closing, that:

         III.1      POWER, AUTHORITY AND ENFORCEABILITY.

                    (a) The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Maryland. The Investor has the requisite corporate power and authority, and has taken all required corporate action necessary, to execute, deliver, and perform its obligations under, the Transaction Documents and to acquire the Series D Preferred Shares hereunder.

                    (b) This Agreement has been, and at or prior to the Closing each of the other Transaction Documents will have been, duly executed and delivered by the Investor and each Transaction Document constitutes the legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         III.2      COMPLIANCE WITH OTHER INSTRUMENTS.

                    The execution, delivery and performance of each of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby do not (i) result in a violation of the Investor's Charter or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or by which any property or asset of the Investor is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially impair the Investor's ability to perform its obligations under the Transaction Documents).

         III.3      OWNERSHIP LIMITATIONS.

                    The Investor has received a copy of the Declaration and understands the restrictions on transfer and ownership of the Company's shares of beneficial interest included therein.

         III.4      ACQUISITION FOR INVESTMENT; SOPHISTICATION.

                    (a) The Investor is acquiring the Series D Preferred Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and the Investor has no present intention or plan to effect any distribution of the Series D Preferred Shares. The Investor is an "accredited investor" as defined in Regulation D and is able to bear the economic risk of acquisition of the Series D Preferred Shares, can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the proposed investment. The Investor has received copies of all of the Disclosure Documents and has been furnished the opportunity to ask questions of and receive answers from representatives of the Company concerning the Disclosure Documents and the business and financial affairs of the Company.

                    (b) The Investor understands that the Series D Preferred Shares have not been registered under the Securities Act or applicable state securities laws and agrees not to sell, pledge or otherwise transfer any of the Series D Preferred Shares in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company that such registration is not required. Except as set forth in the Registration Rights Agreement, the Investor acknowledges that the Company is not required to register the Series D Preferred Shares. The certificate evidencing the Series D Preferred Shares will bear the following legend:

                    "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be transferred except pursuant to a registration or an opinion of counsel reasonably satisfactory to the Company that such registration is not required."

         III.5      TITLE TO SHARES.

                    The Investor holds of record and owns beneficially 3,773,585 shares of Series A Preferred Shares. Prior to the Closing, the Investor will hold the Series A Shares free and clear of all liens, encumbrances, claims, security interests or restrictions (other than any restrictions under applicable securities laws) and there will be no outstanding subscriptions, options, warrants, rights, contracts, understandings or agreements to purchase or otherwise acquire the Series A Preferred Shares, except for this Agreement.

IV0      CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING.

         The Investor's obligations at the Closing under SECTION 1.2 of this Agreement are subject to the satisfaction or waiver by the Investor on or before the Closing of each of the following conditions:

         IV.1       AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT.

         At or prior to the Closing, the amendments to the Limited Partnership Agreement contemplated by SECTION 6.12 shall have been adopted.

         IV.2       SERIES D PREFERRED ARTICLES SUPPLEMENTARY.

                    At or prior to the Closing, the Series D Preferred Articles Supplementary shall have been filed with and accepted for recording by the SDAT.

         IV.3       REPRESENTATIONS AND WARRANTIES.

                    The representations and warranties of each of the Company and the Operating Partnership contained in Article II shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         IV.4       PERFORMANCE.

                    Each of the Company and the Operating Partnership shall have performed and complied in all material respects with all agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the date of the Closing.

         IV.5       NO MATERIAL ADVERSE CHANGE.

                    After the date of this Agreement and through the date of the Closing, there shall not have occurred any change or event that has had a Material Adverse Effect.

         IV.6       OPINION OF COMPANY COUNSEL.

                    The Investor shall have received from (a) Akin, Gump, Strauss, Hauer & Feld LLP, counsel for the Company, an opinion in the form attached hereto as EXHIBIT B-1 and a tax opinion in the form attached hereto as EXHIBIT B-2 and (b) from Ballard Spahr Andrews & Ingersoll, counsel for the Company, an opinion in the form attached hereto as EXHIBIT C.

         IV.7       REGISTRATION RIGHTS AGREEMENT.

                    Simultaneous with the Closing, the Company and the Investor shall have entered into a registration rights agreement in substantially the form attached hereto as EXHIBIT D (the "Registration Rights Agreement").

         IV.8       TAX INDEMNIFICATION AGREEMENT.

                    Simultaneous with the Closing, the Company and the Investor shall have entered into a tax indemnification agreement in substantially the form attached hereto as EXHIBIT E (the "Tax Indemnification Agreement").

         IV.9       OFFICER'S CERTIFICATE.

                    Each of the Company and the Operating Partnership shall have delivered to the Investor on the date of the Closing a certificate or certificates signed by an authorized officer of such entity to the effect that the facts required to exist by SECTIONS 4.1, 4.2, 4.3, 4.4, 4.5 and 4.13 continue to exist on the date of the Closing.

         IV.10      PAYMENT OF MODIFICATION FEE.

                    The Company shall have paid a modification fee equal to $125,000 (the "Modification Fee") into the escrow described in SECTION 1.2.

         IV.11      PROCEEDINGS.

                    All proceedings to be taken in connection with the transactions contemplated by the Transaction Documents and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Investor; and the Investor shall have received copies of all documents which the Investor may reasonably request in connection with said transactions and copies of the records of all proceedings of the Company in connection therewith in form and substance reasonably satisfactory to the Investor.

         IV.12      LIMITED WAIVER OF OWNERSHIP LIMITATIONS.

                    Subject to the Company's receipt of a certificate (the "Certificate") from the Investor in form and substance acceptable to the Company containing the representations and undertakings of the nature set forth in
SCHEDULE 4.12, the Board of Trustees of the Company shall have duly adopted a resolution in form and substance reasonably satisfactory to the Investor, thereby waiving the application of the Ownership Limit defined therein to the Investor and its Affiliates to the extent provided in EXHIBIT F.

         IV.13      NO INJUNCTION

                    There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by the Transaction Documents and there shall be no actual or threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any Governmental Authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Company to consummate the transactions contemplated by the Transaction Documents or to issue the Series D Preferred Shares or the Conversion Shares.

V0       CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE  CLOSING.

                    The obligations of the Company under SECTION 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

         V.1        REPRESENTATIONS AND WARRANTIES.

                    The representations and warranties of the Investor contained in Article III shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         V.2        PERFORMANCE.

                    The Investor shall have performed and complied with all agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the date of the Closing.

         V.3        NO INJUNCTION

                    There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by the Transaction Documents and there shall be no actual or threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any Governmental Authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Investor to consummate the transactions contemplated by the Transaction Documents.

         V.4        OFFICER'S CERTIFICATE.

                    The Investor shall have delivered to the Company and the Operating Partnership on the date of the Closing a certificate or certificates signed by an authorized officer of the Investor to the effect that the circumstances described in the Certificate and the facts required to exist by SECTIONS 5.1, 5.2 and 5.3 continue to exist on the date of the Closing.

VI0      COVENANTS.

         VI.1       NOTICE OF CERTAIN ACTIONS.

                    After the date of this Agreement, the Company will promptly, upon filing with the Commission, provide the Investor with copies of any document filed by it with the Commission.

         VI.2       NO SALE OF SECURITY.

                    None of the Company, the Operating Partnership or any Affiliate of either party will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) which would be integrated with the issuance of the Series D Preferred Shares or the Conversion Shares in a manner which would require registration under the Securities Act of the Series D Preferred Shares or the Conversion Shares.

         VI.3       NO GENERAL SOLICITATION.

                    None of the Company, the Operating Partnership or any Affiliate of either party will solicit any offer to buy or offer to sell Series D Cumulative Convertible Preferred Shares of Beneficial Interest or any Conversion Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         VI.4       FILING OF EXCHANGE ACT REPORTS.

                    After the date of this Agreement, the Company will timely file all documents required to be filed with the Commission pursuant to Section 13 or 15 of the Exchange Act, and so long as any of the Series D Preferred Shares or the Conversion Shares remain issued and outstanding, shall provide to the Investor copies of all such documents, including, without limitation, all financial statements of the Company required to be filed with the Commission, and all Supplemental Operating and Financial Data packages given to analysts.

         VI.5       CONSULTATION AND RELATED RIGHTS.

                    For so long as the Investor holds at least 25% of the Series D Preferred Shares that it held immediately after the Closing (or 25% of the Conversion Shares that the Investor could have obtained at that time upon conversion of such Series D Preferred Shares whether or not such shares are then convertible) (the "Threshold Amount"), the Investor shall have the right to directly participate (within the meaning of 29 CFR 2510.3-101(d)(3)(ii)) in the management of the Company and the Operating Partnership through and by the following rights and powers:

                    (a) The right to have reasonable access to senior executives of the Company, the Operating Partnership and their respective subsidiaries.

                    (b) The right to be consulted on the appointment and dismissal of (i) the chairman of the board, the chief executive officer, the chief operating officer, the president and the chief financial officer (or any person fulfilling similar duties) and the public accountants and public auditors for the Company and its subsidiaries and (ii) the general partner, the chief executive officer, the chief operating officer, the president and the chief financial officer, or any person or persons fulfilling similar duties, and the public auditors and public accountants for the Operating Partnership and its subsidiaries.

                    (c) The right to inspect the books and records of the Company and the Operating Partnership.

                    (d) The right to be consulted concerning the development of the Company's and the Operating Partnership's and their subsidiaries' annual strategic plan that incorporates a specific business strategy, an operating agenda, investment and disposition objectives, and capitalization and funding strategies.

                    (e) The right to be consulted concerning the annual operating and capital budgets of the Company and the Operating Partnership and their subsidiaries.

                    (f) The right to be consulted concerning Major Transactions. "Major Transactions" means (i) any acquisition or disposition of any assets in any single transaction or any series of related transactions where the aggregate purchase price paid or received by the Company, the Operating Partnership or their subsidiaries exceeds $100,000,000, or, in the case of dispositions, where the purchase price received does not approximate the fair market value of the asset sold, (ii) additional financings in excess of $100,000,000 and (iii) a determination by the Company's Board of Trustees to terminate the Company's status as a real estate investment trust pursuant to Sections 856 through 860 of the Code.

Notwithstanding the foregoing, the Company shall have no obligation to comply with any advice offered by the Investor in any consultation referred to in this
SECTION 6.5.

                    Investor agrees that any information obtained through the foregoing consultation rights which is not public shall be kept confidential, and shall not be disclosed to any persons other than the directors, officers, employees, financial advisors, legal advisors, and accountants of Investor and Investor's investment advisor who reasonably need to have access to such information and who are advised of the confidential nature of such information and agree to maintain the confidentiality of such information; provided that the foregoing obligation of Investor shall not (a) relate to any information that
(i) is or becomes generally available other than as a result of unauthorized disclosure by Investor or by persons to whom Investor has made such information available, or (ii) is or becomes available to Investor on a non-confidential basis from a third party that is not, to Investor's knowledge, bound by any other confidentiality agreement with the Company or its Subsidiaries, or (b) prohibit disclosure of any information if required by law, rule, regulation, court order, or other legal or governmental process. Subject to the proviso to the foregoing sentence, Investor further agrees that it will not under any circumstances provide any information obtained through the foregoing consultation rights which is not public to any person or entity or any officer, director (other than a non-executive director, who in no case shall receive any information which is not public and which was obtained pursuant to paragraphs (d) and (e) of this
Section 6.5) or employee of any entity that competes with or is contemplating competing with the Company, the Operating Partnership or any of the Subsidiaries in the acquisition, ownership, management, leasing, developing or building of office or industrial properties.

         VI.6       MAINTENANCE OF REIT STATUS.

                    (a) So long as any of the Series D Preferred Shares or the Conversion Shares remain issued and outstanding, the Company will continue to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code.

                    (b) If the Company shall fail to continue to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code (a "REIT-Repurchase Event"), the Investor shall have the right to require the Company, to the extent the Company shall have funds legally available therefor, to repurchase any or all of the Series D Preferred Shares or the Conversion Shares held by the Investor at a repurchase price payable in cash in an amount equal to 110% of (i) in the case of the Series D Preferred Shares, the Liquidation Preference (as defined in the Series D Preferred Articles Supplementary) thereof, plus accrued and unpaid dividends whether or not declared, if any to the date of repurchase or the date payment is made available (the "REIT-Repurchase Date") or (ii) in the case of the Conversion Shares, the liquidation preference on the number of Series D Preferred Shares which the Holder would have held if the Holder had not converted Series D Preferred Shares into Conversion Shares, pursuant to the offer described in SUBSECTION (c) below (the "REIT-Repurchase Offer").

                    (c) Within 15 days following the Company becoming aware that a REIT-Repurchase Event has occurred, the Company shall send by overnight courier a notice to the Investor stating (A) that a REIT-Repurchase Event has occurred and that the Investor has the right to require the Company to repurchase any or all of the Series D Preferred Shares or the Conversion Shares then held by the Investor in cash, (B) the date of repurchase (which shall be a business day, no earlier than 30 days and no later than 60 days from the date such notice is sent, or such later date as may be necessary to comply with the requirements of the Exchange Act), (C) the repurchase price and (D) the instructions determined by the Company, consistent with this subsection, that the Investor must follow in order to have the Series D Preferred Shares or the Conversion Shares repurchased.

                    (d) On the REIT-Repurchase Date, the Company, to the extent lawful, shall accept for payment Series D Preferred Shares or Conversion Shares or portions thereof tendered by the Investor or an Affiliate of the Investor pursuant to the REIT-Repurchase Offer and promptly send by overnight courier or by wire transfer of immediately available funds to the Investor, as directed by the Investor, an amount equal to the REIT-Repurchase Payment in respect of all Series D Preferred Shares or Conversion Shares or portions thereof so tendered.

                    (e) Notwithstanding anything else herein, to the extent they are applicable to any REIT-Repurchase Offer, the Company will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

                    (f) Notwithstanding the provisions of this SECTION 6.6, in no event shall the Company be required to repurchase any Series D Preferred Shares at any time that such repurchase is prohibited by the Declaration or the Company's debt instruments.

         VI.7       CHANGE OF CONTROL

                    (a) If a Change of Control (as defined below) occurs, the Company shall, in its sole discretion, make an election to effect one of the following: (i) to the extent the Company shall have funds legally available therefor, the Company may offer to repurchase all of the Investor's Series D Preferred Shares at a repurchase price payable in cash in an amount equal to 100% of the Liquidation Preference thereof, plus accrued and unpaid dividends whether or not declared, if any (the "Repurchase Payment"), to the date of repurchase or the date payment is made available (the "Repurchase Date"), pursuant to the offer described in SUBSECTION (b) below (the "Repurchase Offer") or (ii) the Company shall increase the Base Rate (as defined in the Series D Preferred Articles Supplementary) as contemplated by the definition of "Base Rate" contained in the Series D Preferred Articles Supplementary (a "Dividend Increase").

                    (b) Within 15 days following the Company becoming aware that a Change of Control has occurred, if the Company elects to make a Repurchase Offer, the Company shall send by overnight courier a notice to the Investor stating (A) that a Change of Control has occurred and that the Company is offering to repurchase any or all of the Series D Preferred Shares or the Conversion

                             Shares then held by the Investor in cash, (B) the date of repurchase (which shall be a business day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange Act), (C) the repurchase price and (D) the instructions determined by the Company, consistent with this subsection, that the Investor must follow in order to have the Series D Preferred Shares or the Conversion Shares repurchased. If the Company elects to make the Repurchase Offer, the Company, to the extent lawful, shall accept for payment Series D Preferred Shares or Conversion Shares or portions thereof tendered by the Investor or an Affiliate of the Investor pursuant to the Repurchase Offer and promptly send by overnight courier or by wire transfer of immediately available funds to the Investor, as directed by the Investor, an amount equal to the Repurchase Payment in respect of all Series D Preferred Shares or Conversion Shares or portions thereof so tendered. To the extent that (i) the Company cannot lawfully accept for payment any Series D Preferred Shares or portions thereof delivered to the Company pursuant to the Repurchase Offer or (ii) at any time that such repurchase pursuant to the Repurchase Offer is prohibited by the Declaration or the Company's debt instruments, the Company shall effect a Dividend Increase with respect to such Series D Preferred Shares with the date of the notice sent pursuant to this Section 6.7(b) being the date of the notice for purposes of calculating the Base Rate pursuant to the Series D Preferred Articles Supplementary.

                    (c) Notwithstanding anything else herein to the contrary, if the Change of Control is a transaction described in clause (v) of the definition of "Change of Control" and the Company elects to make a Repurchase Offer, the following additional conditions shall apply to the repurchase of Series D Preferred Shares:

                             (1) the Repurchase Date shall be the day on which the Change of Control transaction closes;

                             (2) the Investor shall receive such detailed operating and financial information regarding the combined company as the Investor shall reasonably request in order to allow the Investor to evaluate the Repurchase Offer; and

                             (3) the Investor shall have no less than 30 days to respond to the Repurchase Offer.

                    (d) Notwithstanding anything else herein to the contrary, to the extent they are applicable to any Repurchase Offer, the Company will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

                    (e) Within 15 days following the Company becoming aware that a Change of Control has occurred, if the Company elects to make a Dividend Increase, the Company shall send by overnight courier a notice to the Investor stating that a Change of Control has occurred and that the Company has elected to increase the Base Rate as contemplated by the definition of "Base Rate" contained in the Series D Preferred Articles Supplementary.

                    (f) "Change of Control" means each occurrence of any of the following: (i) the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25% of the Company's outstanding shares of beneficial interest with voting power, under ordinary circumstances, to elect Trustees of the Company; (ii) other than with respect to the election, resignation or replacement of any trustee designated, appointed or elected by the holders of the Series D Preferred Shares (each a "Preferred Trustee"), during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Trustees of the Company (together with any new trustees whose election by such Board of Trustees or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the trustees of the Company (excluding Preferred Trustees) then still in office who were either trustees at the beginning of such period, or whose election or nomination for election was previously so approved) (the "Incumbent Board") cease for any reason to constitute a majority of the Board of Trustees then in office; (iii) the Company's common shares of beneficial interest cease to be listed on the New York Stock Exchange or its successor; (iv) the Company, either directly or through one or more wholly-owned subsidiaries, ceases to be the sole general partner of the Operating Partnership; or
                             (v) (A) the Company consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of its assets (including, but not limited to, real property investments) to any individual or entity, or (B) any entity consolidating with or merging into the Company, which in either event (A) or (B) is pursuant to a transaction in which the outstanding voting shares of beneficial interest of the Company are reclassified or changed into or exchanged for cash, securities or other property; provided, however, that the events described in clause (v) shall not be deemed to be a Change of Control (a) if the sole purpose of such event is that the Company is seeking to change its domicile or to change its form of organization from a trust to a corporation or (b) if (x) the holders of the exchanged securities of the Company immediately after such transaction beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of trustees,
                             (y) the Chairman of the Board, Chief Executive Officer and President of the Company immediately prior to the execution of the transaction agreement are senior executive officers of the merged or consolidated entity, and (z) the individuals who were members of the Incumbent Board immediately prior to the execution of the transaction agreement constitute at least a majority of the members of the board of directors of the merged or consolidated entity.

         VI.8       WAIVER OF OWNERSHIP LIMITATIONS.

                    So long as any of the Series D Preferred Shares remain issued and outstanding or the Investor owns more than 8.5% of the Company's outstanding common shares of beneficial interest, the Company shall not reverse or rescind the waiver required to be granted pursuant to SECTION 4.12 of this Agreement. The Company covenants and agrees to provide the Investor all information which the Investor needs to complete the Certificate described in
SECTION 4.12.

                    The Company covenants and agrees that it shall waive the application of such portions of the Ownership Limit (as defined in the Declaration) as are necessary to permit ownership of more than 9.8% of the outstanding number of Series D Preferred Shares by any Person to whom the Investor or any transferee of the Investor transfers the Series D Preferred Shares (a "Transferee"); provided that (x) such Transferee is not an individual for purposes of Section 542(a) of the Internal Revenue Code, (y) the Company shall not be required to waive such portions of the Ownership Limit that prohibit the ownership of more than 8.5% of the number of outstanding common shares of beneficial ownership of the Company by any such Transferee and (z) the Company shall have received (i) a ruling from the Internal Revenue Service or an opinion of counsel in each case to the extent that the restrictions contained in
Article VII, Sections 1(B)(3) and 1(B)(4) of the Declaration will not be violated and that the Company's REIT status will not otherwise be lost; (ii)such representations and undertakings from such Transferee as are reasonably necessary to ascertain that no person's Beneficial Ownership (as defined in the Declaration) or Constructive Ownership (as defined in the Declaration) of Equity Shares (as defined in the Declaration) will otherwise violate the Ownership Limit and (iii) such Person agrees that any violation or attempted violation of the Ownership Limit will result in a transfer to the Share Trust (as defined in the Declaration) of the Preferred Shares as provided in Article VII, Section 1(C) of the Declaration.

         VI.9       NO PUBLIC DISCLOSURE.

                    Neither the Company nor any Affiliate of the Company will make any public disclosure concerning the transactions contemplated by the Transaction Documents unless the Investor has had a reasonable time to review such disclosure. Unless in the reasonable opinion of counsel to the Company that such disclosure is required by applicable law, neither the Company nor any Affiliate of the Company will make any such public disclosure without the Investor's prior written consent.

         VI.10 ANNUAL CERTIFICATE OF INDEPENDENT PUBLIC ACCOUNTANTS OR COMPANY COUNSEL.

                    So long as any of the Series D Preferred Shares or the Conversion Shares remain outstanding, the Company shall, on an annual basis no later than March 31 of each year, cause its independent public accountants or a nationally recognized law firm to provide the Investor an opinion in form and substance reasonably satisfactory to the Investor.

         VI.11      PROHIBITION ON ISSUANCE OF SERIES D PREFERRED SHARES.

                    The Company will not issue any Series D Preferred Shares to any party other than the Investor or any direct or indirect transferee and then only in compliance with the terms of the Declaration.

         VI.12      AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT.

                    The Company and Operating Partnership shall use their best efforts to amend the Limited Partnership Agreement in order to effect the transactions contemplated hereby.

         VI.13      CERTIFICATE OF COMPANY SECURITY OWNERSHIP.

                    Upon the Company's written request, within 30 days after December 31 of each year, the Investor shall provide to the Company written notice stating the name and address of the Investor, the number of Series D Preferred Shares, Conversion Shares or other stock of the Company owned by the Investor or its Affiliates, and a description of the manner in which such shares are owned, together with such other additional information as the Company may reasonably request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with its undertakings, if any, set forth in the Certificate.

         VI.14      STANDSTILL.

         (a) During the Standstill Period (as defined below), the Investor shall not, and will cause each of its controlled Affiliates not to, directly or indirectly:

               (i) solicit offers, proposals or indications of interest with respect to any Covered Transaction;

               (ii) solicit, initiate, encourage or participate in any "solicitation" of "proxies" or become a "participant" in any election contest (as such terms are defined or used in Regulation 14A under the Exchange Act, disregarding clause
                      (iv) of Rule 14a-1(1)(2) and including an exempt solicitation pursuant to Rule 14a-2(b)(1); call or in any way encourage or participate in a call for, any special meeting of shareholders of the Company (or take any action with respect to acting by written consent of the shareholders of the Company) other than as provided in the Series D Preferred Articles Supplementary; request, or take any action to obtain or retain any list of holders of any securities of the Company; or initiate or propose any shareholder proposal or participate in or encourage the making of, or solicit shareholders of the Company for the approval of, one or more shareholder proposals; provided, however, that Investor shall not be prohibited from communicating with a security holder who is engaged in any solicitation of proxies or who is a participant in any election contest; or

               (iii) seek representation on the Board of Directors of the Company or a change in the composition or size of the Board of Directors other than as provided in the Series D Preferred Articles Supplementary.

         (b) As used in this section, the following terms have the respective meanings set forth below. Any terms used in this section and not defined otherwise below shall have the meanings ascribed to them elsewhere in this
Agreement:

               "AFFILIATE" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as such rule is in effect on the date hereof.

               "COVERED TRANSACTION" shall mean any merger, consolidation, other business combination, liquidation, sale of the Company or any subsidiary or all or substantially all of the assets of the Company or any other change of control of the Company or similar extraordinary transaction, but excluding any transaction in which the Company is the surviving and acquiring corporation;

               "GROUP" shall mean a "group" as such term is used in Section 13(d)(3) of the Exchange Act.

               "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity.

               "STANDSTILL PERIOD" shall mean the period beginning on the date hereof and ending on the first date following the date on which the Investor no longer holds the Threshold Amount of the Series D Preferred Shares and the Conversion Shares or the holders of the Series D Preferred Shares do not have the voting rights provided for in Section 10 of the Series D Preferred Articles Supplementary. Notwithstanding the foregoing, the Standstill Period also shall be terminated on the earlier of:

                             (i)    the occurrence of a Change of Control; or

                             (ii) the fifteenth business day after the written submission by any person or Group other than the Investor or an Affiliate of the Investor of a proposal to the Company or an Affiliate of the Company with respect to, or otherwise expressing an interest in pursuing, a Covered Transaction; provided that, except as described in the next sentence, the Standstill Period shall not terminate pursuant to this clause (ii) if, within such 15 business day period, the Board of Trustees determines that such proposal is not in the best interest of the Company and its shareholders and for so long as the Board of Trustees continues to reasonably reject such proposal as a result of such determination. If the Investor desires to tender any common shares of beneficial interest into a tender offer (the "Tender Shares") made by a third party, which tender offer has not been approved by the Board of Trustees, the Investor shall provide a notice (the "Tender Notice") to the Company stating the intent of the Investor to participate in the tender offer, and if the Company does not so elect to purchase the Tender Shares for the same price offered pursuant to such tender offer, the Investor may tender the Tender Shares into the tender offer.

         VI.15      TENDER OFFER.

                    So long as the Investor or any Permitted Assignee holds any Series D Preferred Shares, the Company will not recommend in favor of a tender offer for its shares unless the tender offer provides that (a) the Series D Preferred Shares will be tendered for directly and at a value not less than their value assuming that they were converted to common shares of beneficial interest of the Company at the then-applicable Conversion Price (as defined in the Series D Preferred Articles Supplementary) and (b) all accrued but unpaid dividends will be paid on the Series D Preferred Shares through the closing of the tender offer.

         VI.16      COMPLIANCE CERTIFICATE.

                    So long as the Investor holds any Series D Preferred Shares, within 45 days after the end of the first three fiscal quarters and within 90 days after the end of the fiscal year of the Company, the Company shall deliver to the Investor a certificate signed by the President, Chief Executive Officer, Chief Financial Officer, Treasurer or any Vice President of the Company setting forth the ratio of Consolidated EBITDA (as defined in the Series D Preferred Articles Supplementary) to Consolidated Fixed Charges (as defined in the Series D Preferred Articles Supplementary), certifying whether or not the Company, the Operating Partnership or any of their subsidiaries issued any securities in violation of Section 7(a) of the Series D Preferred Articles Supplementary and setting forth calculations in such detail as is necessary to demonstrate the accuracy of such certificate.

         VI.17      VOTING OF SHARES.

                    To the extent that (a) the Investor and its Affiliates and
(b) Security Capital Global Capital Management Group Incorporated ("GCMG") collectively own greater than 11.0% of the Company's outstanding shares of beneficial interest that are entitled to vote with respect to a particular matter, the Investor shall vote in accordance with the recommendations of the Board of Trustees such number of shares of beneficial interest equal to (a) the aggregate number of shares of beneficial interest owned by the Investor and its Affiliates and GCMG less (b) such number of shares owned by the Investor and its Affiliates and GCMG that represent 11.0% of the Company's outstanding shares of beneficial interest; provided that this SECTION
6.17 shall not apply in any vote of the holders of the Series D Preferred Shares voting as a single class.

VII. MISCELLANEOUS

          VII.1     SURVIVAL OF WARRANTIES.

                    The representations and warranties of the Company, the Operating Partnership and the Investor contained in or made pursuant to Articles II or III of this Agreement shall survive the Closing hereunder through and until three years following the Closing, except for the warranties and representations of the Company contained in SECTIONS 2.11, 2.12 and 2.13 which shall survive until the expiration of the applicable statute of limitations. The covenants contained in or made pursuant to Article VI of this Agreement shall survive the Closing indefinitely, except for any provisions which expire by their terms. The representations and warranties contained in this Agreement shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

         VII.2      SUCCESSORS AND ASSIGNS.

                    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement. Except as specifically provided hereby, the Investor shall not be permitted to assign any of its rights hereunder to any third party, provided, however, that the Investor's rights hereunder may be assigned to any of the following (each, a "Permitted Assignee") which shall then be an "Investor" for all purposes under this Agreement: (a) (i) to another entity controlled directly or indirectly by either the Investor or Security Capital Group Incorporated that agrees in writing to be bound by the terms of this Agreement or (ii) one time only, with the Company's approval, which shall not be unreasonably withheld, to one other person or entity that purchases a minimum of 943,400 of the Series D Preferred Shares from an Investor and agrees in writing to be bound by the terms of this Agreement (such person in clause (ii) being referred to as an "Outside Assignee"); provided that any such entity or person referred to in clauses (i) or (ii) does not compete with or contemplate competing with the Company, the Operating Partnership or any of the Subsidiaries in the acquisition, ownership, management, leasing, developing or building of office or industrial properties; and provided further that such Outside Assignee shall not receive the benefit of the rights granted in Section 6.5 of this Agreement and that such Outside Assignee shall receive the benefit of the rights granted in Section 6.8 of this Agreement only to the extent described in the second paragraph of Section 6.8; and (b) to lenders or broker/dealers to secure indebtedness of the Investor or any other Permitted Assignee, or in the event of a default in any indebtedness of the Investor or any other Permitted Assignee; provided that the rights provided in this clause
(b) shall not apply to an Outside Assignee unless the Company consents to such assignment, which consent shall not be unreasonably withheld.

         VII.3      GOVERNING LAW.

                    This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflict of law provisions thereof.

         VII.4      COUNTERPARTS.

                    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         VII.5      TITLES AND SUBTITLES.

                    The title and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         VII.6      NOTICES.

                    Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (c) on the next business day after dispatch via nationally recognized overnight courier or (d) upon confirmation of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

If to the Investor, to:

         Security Capital Preferred Growth Incorporated
         11 South LaSalle Street
         Chicago, Illinois 60603
         Attention:  David E. Rosenbaum
                     David T. Novick
         Facsimile   (312) 345-5888
with a copy to:

         Mayer, Brown & Platt
         190 South LaSalle
         Chicago, Illinois  60603
         Attention:  Michael A. Campbell
         Facsimile:  (312) 701-7711

If to the Company or the Operating Partnership, to:

         Prentiss Properties Trust
         3890 West Northwest Highway
         Dallas, Texas 75220
         Attention:  Thomas F. August
         Facsimile:  (214) 350-3011

and a copy to:

         Prentiss Properties Trust
         3890 West Northwest Highway
         Dallas, Texas 75220
         Attention:  General Counsel
         Facsimile:  (214) 350-3011

and a copy to:

         Akin, Gump, Strauss, Hauer & Feld, LLP
         1700 Pacific Avenue
         Suite 4100
         Dallas, Texas 75201
         Attention:  Michael E. Dillard, P.C.
         Facsimile:  (214) 969-4343

         VII.7      FINDER'S FEES.

                    Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         VII.8      EXPENSES.

                    Except as described in Section 4.10 or in this Section 7.8, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Transaction Documents. The Company shall pay the Investor's expenses in connection with the Transaction Documents and all related matters, including the fees and disbursements of counsel to the Investor, up to $50,000. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the Limited Partnership Agreement or the Series D Preferred Articles Supplementary, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         VII.9      AMENDMENTS AND WAIVERS.

                    Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

         VII.10     SEVERABILITY.

                    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         VII.11     ENTIRE AGREEMENT.

                    The Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   SECURITY CAPITAL PREFERRED
                                   GROWTH INCORPORATED


                                   By: /s/ DAVID ROSENBAUM
                                       -------------------------------------
                                   Name:  David Rosenbaum
                                   Its:   Senior Vice President


                                   PRENTISS PROPERTIES TRUST


                                   By: /s/ MICHAEL A. ERNST
                                       -------------------------------------
                                   Name:  Michael A. Ernst
                                   Its:   Senior Vice President and Chief
                                          Financial Officer


                                   PRENTISS PROPERTIES ACQUISITION
                                   PARTNERS, L.P.

                                   By: Prentiss Properties I, Inc., its
                                       general partner


                                   By: /s/ MICHAEL A. ERNST
                                       ------------------------------------
                                   Name:  Michael A. Ernst
                                   Its:   Senior Vice President